                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 10, 2000


                                 EARTHWEB INC.
               (Exact Name of Registrant as Specified in Charter)


              DELAWARE                     000-25017              13-3899472
   (State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
           Incorporation)                                    Identification No.)


               3 PARK AVENUE,  NEW YORK,  NEW YORK       10016
             (Address of Principal Executive Offices)  (Zip Code)


                                (212) 725-6550
             (Registrant's telephone number, including area code)
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Item 5 Other Events.

On February 10, 2000 EarthWeb Inc. ("EarthWeb") announced that it had acquired Cambridge Information Network (CIN), a leading Web site for IT professionals. EarthWeb also completed two previously announced acquisitions of online certification preparation and assessment companies.

A copy of the press release issued by EarthWeb on February 10, 2000 concerning the acquisitions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EarthWeb Inc.

Dated: February 11, 2000        By: /s/ Jack D. Hidary
                                    -------------------
                                    Jack D. Hidary
                                    President and Chief Executive Officer
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Item 7: Exhibit No. 99.1

For Immediate Release:
February 10, 2000

             EarthWeb Acquires Cambridge Information Network (CIN),
                      A Leading Web Site For IT Executives

      EarthWeb Also Closes Two Previously Announced Acquisitions Of Online
                      Certification Preparation Companies

Strategic Highlights

 .  Cambridge Technology Partners also commits to $3 million sponsorship and services agreement over three years
 .  CIN extends EarthWeb's relationship with and service offerings to high-level decision makers: CIOs and CTOs
 .  Online certification preparation companies strategically complement
   EarthWeb's IT job board, dice.com
 . MeasureUp and CCPrep bring proprietary technology and new career management services

New York, NY, February 10, 2000 -- EarthWeb Inc. (Nasdaq: EWBX) today announced the acquisition of Cambridge Information Network (CIN), a division of Cambridge Technology Partners (Nasdaq: CATP). The consideration for the acquisition of CIN totals approximately $8 million in a combination of cash and stock, at EarthWeb's option, payable in four installments through September 30, 2000.

Cambridge Information Network

Cambridge Information Network (www.cin.ctp.com) is a leading online community
                               ---------------
specifically designed for corporations' lead IT strategists. Content is member-driven and available exclusively to registered members, which currently number more than 3,500 senior IT professionals, including chief information officers and chief technology officers.

Membership is limited to the highest level IT executives at companies with $50 million or more in revenue or those who report to the highest level IT executive at companies with $200 million or more in revenue. The site also accepts CEOs and direct reports to the CEO. The site is free to members.

   Cambridge Technology Partners has also agreed to purchase from EarthWeb a combination of web site sponsorships and services for $1 million annually over the next three years.
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Murray Hidary, Co-founder and Executive Vice President of EarthWeb, stated,
"During the last several years, Cambridge Technology Partners has successfully built one of the world's most prestigious online communities of IT executives. Bringing Cambridge Information Network into the EarthWeb network of IT business-to-business sites extends our relationship with decision makers in the $800 billion global IT industry. We are delighted to welcome these members to EarthWeb.

"Our aim is to bring the benefits of EarthWeb's business portal - a broad and deep set of IT offerings and solutions through both new technologies and new services - to Network members," added Hidary. "We are also delighted that Cambridge Technology Partners will continue to be highly visible on CIN through the three-year sponsorship agreement."

Jack Messman, President & CEO of Cambridge Technology Partners, commented, "This combination is beneficial to both parties. It allows CIN to fulfill its strategy to become a full-service, transaction-intensive community for a much larger audience. We look forward to working with EarthWeb and continuing our support of CIN through our sponsorship agreement over the next three years."

CIN provides a global forum for its members to discuss key business, technology and career-management issues. The site also enables its members to share experiences, solve common problems, and exchange benchmarking data and useful documents. CIN features include surveys, interviews, insight on technology strategy, help with career and personnel issues, columns, and member-created and member-led discussion groups.

MeasureUp and CCPrep

The company also announced that it has closed the previously announced acquisitions of MeasureUp, Inc. and CCPrep, two leading providers of online certification preparation products and services for the IT industry. Both companies were privately held.

IDC has estimated that the market for IT certification-related training and testing will reach $2.1 billion in 2001. MeasureUp provides online certification preparation for Microsoft, A+, Novell and Cisco. CCPrep offers online certification preparation products and services designed for IT professionals seeking Cisco certification. These acquisitions bolster EarthWeb's dominant position in the IT tech job board space.

MeasureUp's preparation materials and assessment products are sold directly to IT professionals as well as licensed for use in instructor-led and/or self-paced instruction and in preparing students for certification exams. MeasureUp's customer base currently includes ExecuTrain, Sylvan Prometric and Infotec, as well as corporations such as NCR. The company has a database of approximately 10,000 questions currently, powered by AssessTech, a proprietary search engine. MeasureUp recorded approximately $1.3 million in revenues (unaudited) for the year ended December 31, 1999, and page views for the month of December 1999 of approximately 2.5 million.

Jack D. Hidary, President/CEO and Co-Founder of EarthWeb, said, "The acquisition of MeasureUp and CCPrep is a strategic complement to dice.com and will enable EarthWeb to deliver a more complete, integrated career management solution to IT professionals. These acquisitions also create greater opportunities to cross promote additional products to IT job seekers and to extend our reach with corporate clients."

Kevin Brice, President of MeasureUp, said, "Our proven experience in developing assessment and instructional products will provide great opportunities to deliver learning solutions through EarthWeb's network of services. In the same way that students prepare for SATs and LSATs, many IT professionals need to prepare for a variety of certifications on an on-going basis to advance their careers. I look forward to building this business for EarthWeb."

Financial Terms

The aggregate consideration for the acquisitions of CIN, MeasureUp and CCPrep consists of approximately $26.3 million in cash and stock, with additional consideration of up to $10 million payable in cash and stock over three years, contingent on future performance. The majority of the aggregate consideration relates to the acquisition of MeasureUp. Upon these closings, EarthWeb paid $13.6 million in cash and issued 39,478 unregistered shares. The balance of the $26.3 million consideration is payable in cash and stock at specified payment dates through September 30, 2000, and to secure such obligations EarthWeb has issued and placed in escrow 134,127 unregistered shares of stock (the number of shares is subject to future adjustments). EarthWeb also issued and placed in escrow 58,207 unregistered shares (also subject to future adjustments) to secure potential obligations contingent on future performance; these shares will not be released from escrow unless future performance goals are met and are therefore not included in EarthWeb's common shares outstanding. The shares of common stock issued by EarthWeb were not registered under the Federal securities laws and such shares are therefore subject to applicable restrictions on transfer. Each acquisition will be accounted for using the purchase method of accounting.

About Cambridge Technology Partners

Cambridge Technology Partners (Nasdaq: CATP, www.ctp.com) provides management consulting and systems integration services to transform its clients into e-businesses. Working in collaboration with Global 1000, high-velocity middle market companies and dot com start-ups, Cambridge combines a deep understanding of New Economy issues with integrated, end-to-end services and a proven track record of shared risk and rapid, guaranteed delivery. Cambridge has more than 4,500 employees and 55 offices worldwide.

About MeasureUp

Founded in 1997, MeasureUp (www.measureup.com ) applies 30 years of experience in the training and assessment industry to creating the highest quality preparation products for professional certifications. Currently focused on the rapidly growing IT certification and assessment market, MeasureUp uses an innovative testing system to deploy individually licensed preparation products over the web to a worldwide channel of distributors and individuals. In addition to single-user licenses for preparation products, MeasureUp offers private labeling, multi-user licensing discounts, and distributorships.

About CCPrep

CCPrep.com (www.ccprep.com ) is an independent career certification preparation company that is a leader in helping students prepare for examinations for Cisco certification. CCPrep.com offers two types of online services to help students prepare for a specific exam and/or certification. CCPrep FastTracks helps students study for a specific certification or exam in the following: CCNA, ACRC, CLSC, CID, CCDA, CIT, CMTD, CCIE and Lab. CCPrep Subscriber Issues is designed for students desiring a broad selection of questions and explanations from all Cisco certifications and exams.

About EarthWeb

EarthWeb Inc. (Nasdaq: EWBX, www.earthweb.com), the leading business portal to
                                 ------------
the global IT industry, provides a comprehensive set of solutions to a broad range of IT professionals: CTOs, IT managers, corporate IT purchasers, programmers, network managers, system administrators and recruiters/HR managers.

As a trusted third-party platform, EarthWeb enables IT professionals to access technical information, buy and sell products and services, manage careers and recruit personnel through a network of flagship services that includes earthweb.com, dice.com and ITKnowledge.com. In 1999, EarthWeb was ranked the third fastest growing company within Business Week's Info Tech 100.

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission.

EarthWeb and the EarthWeb logo are registered trademarks of EarthWeb Inc. All other trademarks are the property of their respective owners.

                                      ###

At EarthWeb:                   At the Financial Relations Board:
------------                   ---------------------------------
Irene Math                     Doug DeLieto    Jean Young      Claudine Cornelis
Sr. Vice President, Finance    (general info.) (analyst info.) (media info.)
                                             (212) 661-8030
Constance Melrose
Vice President, IR
(212) 725-6550
ir@earthweb.com